Exhibit 99.1

THE HOME DEPOT ANNOUNCES THIRD QUARTER RESULTS

ATLANTA, November 18, 2008 — The Home Depot®, the world's largest home improvement retailer, today reported fiscal 2008 third quarter consolidated net earnings of $756 million, or $0.45 per diluted share, compared with $1.1 billion, or $0.60 per diluted share, in the same period in fiscal 2007. Earnings per diluted share from continuing operations in the third quarter of fiscal 2008 were $0.45, compared to $0.59 per diluted share in the third quarter of fiscal 2007.

Sales for the third quarter totaled $17.8 billion, a 6.2 percent decrease from the third quarter of fiscal 2007, reflecting negative comparable store sales of 8.3 percent, offset in part by sales from new stores.

The Company had 53 weeks in fiscal 2007, which shifted the 2008 fiscal calendar.  Because of this shift and given the seasonal nature of its business, third quarter sales, on a like for like calendar basis, were negatively impacted by approximately $225 million.  Excluding the calendar shift, the Company’s like for like comp for the quarter was negative 7.1 percent.

“The housing and home improvement markets remain challenging.  Across our entire business, we are making the adjustments necessary to respond to a tough market environment,” said Frank Blake, chairman & CEO.

“We are focused on the things we can control with a commitment to provide value and service to our customers,” said Blake.  “I am proud of what our associates have accomplished in a very difficult sales environment.”

Fiscal Year 2008 Financial Outlook

Given the continued softness in the housing and home improvement markets as well as negative macro economic conditions, the Company now believes that fiscal 2008 sales could be down as much as 8 percent for the year.  The Company expects that earnings per share from continuing operations will decline by approximately 24 percent, consistent with previous guidance.

The Company’s 2008 earnings per share guidance does not include its store rationalization charge from the closing of 15 stores and removal of 50 stores from its future growth pipeline.

The Home Depot will conduct a conference call today at 9 a.m. ET to discuss information included in this news release and related matters. The conference call will be available in its entirety through a webcast and replay at homedepot.com in the Investor Relations section.

-more-

At the end of the third quarter, the Company operated a total of 2,268 retail stores, which included 1,970 The Home Depot stores in the United States (including the Commonwealth of Puerto Rico, the territory of the U.S. Virgin Islands and the territory of Guam), 172 stores in Canada, 73 stores in Mexico, 12 stores in China, as well as 2 THD Design Centers, 5 Yardbirds stores and 34 EXPO Design Center locations. The Company employs more than 300,000 associates. The Home Depot's stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor's 500 index. HDE

Certain statements contained herein, including any statements related to the state of the home improvement market, the state of the construction and housing markets, our reinvestment plans, comparable store sales, store openings and closures, implementation of store initiatives and financial outlook, constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. While these statements are based on currently available information and current expectations and projections about future events, such forward-looking statements may prove to be incorrect. Risks and uncertainties include but are not limited to: economic conditions in North America and in other countries where we operate; changes in our cost structure; our ability to attract, train and retain highly qualified associates; conditions affecting customer transactions and average ticket, including, but not limited to, improving and streamlining operations, customers’ in-store experience, and risks associated with our distribution strategies and planned RDC roll-out. Undue reliance should not be placed on such forward-looking statements as they speak only as of the date hereof, and we undertake no obligation to update these statements to reflect subsequent events or circumstances except as may be required by law. Additional information regarding these and other risks and uncertainties is contained in our periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended February 3, 2008.  The risks and uncertainties described in our Form 10-K include the considerable risks associated with the current economic environment and the possible adverse effects on our results of operations and financial condition.

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For more information, contact:

Financial Community	News Media
Diane Dayhoff	Paula Drake
Sr. Vice President of Investor Relations	Sr. Mgr., Corporate Communications
770-384-2666	770-384-3439
diane_dayhoff@homedepot.com	paula_drake@homedepot.com

THE HOME DEPOT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE MONTHS AND NINE MONTHS ENDED NOVEMBER 2, 2008 AND OCTOBER 28, 2007

(Unaudited)

(Amounts in Millions Except Per Share Data and as Otherwise Noted)

	Three Months Ended		% Increase	Nine Months Ended		% Increase
	11-2-08	10-28-07	(Decrease)	11-2-08	10-28-07	(Decrease)
NET SALES	$17,784	$18,961	(6.2)%	$56,681	$59,690	(5.0)%
Cost of Sales	11,790	12,622	(6.6)	37,651	39,747	(5.3)
GROSS PROFIT	5,994	6,339	(5.4)	19,030	19,943	(4.6)

Operating Expenses:
Selling, General and Administrative	4,225	4,144	2.0	13,595	12,700	7.0
Depreciation and Amortization	446	431	3.5	1,342	1,250	7.4
Total Operating Expenses	4,671	4,575	2.1	14,937	13,950	7.1

OPERATING INCOME	1,323	1,764	(25.0)	4,093	5,993	(31.7)

Interest (Income) Expense:
Interest and Investment Income	(6)	(29)	(79.3)	(13)	(67)	(80.6)
Interest Expense	157	154	1.9	485	497	(2.4)
Interest, net	151	125	20.8	472	430	9.8

EARNINGS FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES	1,172	1,639	(28.5)	3,621	5,563	(34.9)

Provision for Income Taxes	416	568	(26.8)	1,307	2,024	(35.4)

EARNINGS FROM CONTINUING OPERATIONS	756	1,071	(29.4)	2,314	3,539	(34.6)

EARNINGS FROM DISCONTINUED OPERATIONS, NET OF TAX	—	20	(100.0)	—	185	(100.0)

NET EARNINGS	$756	$1,091	(30.7)%	$2,314	$3,724	(37.9)%

Weighted Average Common Shares	1,681	1,810	(7.1)%	1,681	1,910	(12.0)%

BASIC EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.45	$0.59	(23.7)	$1.38	$1.85	(25.4)
BASIC EARNINGS PER SHARE FROM DISCONTINUED OPERATIONS	$—	$0.01	(100.0)	$—	$0.10	(100.0)
BASIC EARNINGS PER SHARE	$0.45	$0.60	(25.0)	$1.38	$1.95	(29.2)

Diluted Weighted Average Common Shares	1,687	1,815	(7.1)%	1,686	1,918	(12.1)%

DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.45	$0.59	(23.7)	$1.37	$1.85	(25.9)
DILUTED EARNINGS PER SHARE FROM DISCONTINUED OPERATIONS	$—	$0.01	(100.0)	$—	$0.10	(100.0)
DILUTED EARNINGS PER SHARE	$0.45	$0.60	(25.0)	$1.37	$1.94	(29.4)

Note: The sum of Diluted Earnings per Share from Continuing Operations and Diluted Earnings per Share from Discontinued Operations may not total Diluted Earnings per Share due to rounding.

	Three Months Ended		% Increase	Nine Months Ended		% Increase
SELECTED HIGHLIGHTS (1)	11-2-08	10-28-07	(Decrease)	11-2-08	10-28-07	(Decrease)
Number of Customer Transactions	315	326	(3.4)%	989	1,021	(3.1)%
Average Ticket	$55.86	$57.48	(2.8)	$56.97	$58.26	(2.2)
Weighted Average Weekly Sales per Operating Store (in thousands)	$597	$651	(8.3)	$640	$696	(8.0)
Square Footage at End of Period	238	233	2.1	238	233	2.1
Capital Expenditures	$451	$913	(50.6)	$1,411	$2,348	(39.9)
Depreciation and Amortization (2)	$476	$461	3.3%	$1,432	$1,342	6.7%

(1)	Includes continuing operations only.

(2)	Includes depreciation of distribution centers and tool rental equipment included in Cost of Sales and amortization of deferred financing costs included in Interest Expense.

THE HOME DEPOT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF NOVEMBER 2, 2008, OCTOBER 28, 2007 AND FEBRUARY 3, 2008

(Amounts in Millions)

	11-2-08	10-28-07	2-3-08
	(Unaudited)	(Unaudited)	(Audited)

ASSETS
Cash and Short-Term Investments	$874	$550	$457
Receivables, net	1,490	1,609	1,259
Merchandise Inventories	11,869	12,588	11,731
Other Current Assets	1,374	1,378	1,227
Total Current Assets	15,607	16,125	14,674

Property and Equipment, net	26,782	27,245	27,476
Goodwill	1,175	1,199	1,209
Other Assets	598	937	965
TOTAL ASSETS	$44,162	$45,506	$44,324

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-Term Debt	$—	$748	$1,747
Accounts Payable	6,773	7,569	5,732
Accrued Salaries and Related Expenses	1,044	1,175	1,094
Current Installments of Long-Term Debt	1,016	299	300
Other Current Liabilities	4,048	4,548	3,833
Total Current Liabilities	12,881	14,339	12,706

Long-Term Debt	10,353	11,342	11,383
Other Long-Term Liabilities	2,532	2,379	2,521
Total Liabilities	25,766	28,060	26,610

Total Stockholders' Equity	18,396	17,446	17,714
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$44,162	$45,506	$44,324